UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2023

MEGA MATRIX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

650-340-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MPU	NYSE American Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2023, Mega Matrix Corp., a Delaware corporation (the “Company”), by resolution of its board of directors (the “Board”), adopted a Fourth Amended and Restated Bylaws (the “Amended and Restated Bylaws”) for purposes of reducing the quorum required to hold meetings of the Company’s stockholders (the “Quorum Requirement”). The Amended and Restated Bylaws reduced the Quorum Requirement from a majority to one-third (1/3) of the Company’s outstanding shares entitled to vote, represented in person or by proxy. The Company reduced the Quorum Requirement to one-third (1/3) for purposes of ensuring that the Company, whose majority stockholders now consist of holders whose shares are held in street name and thus are often not voted in stockholder actions, may achieve quorum at the Company’s 2023 annual meeting of stockholders, which is scheduled to be held on Friday, December 29, 2023 at 10:00 am (PST) (the “Annual Meeting”). The Company does not anticipate that the reduced Quorum Requirement will have any effect on the Company’s business, aside from making it easier to hold its Annual Meeting.

The Amended and Restated Bylaws became effective immediately upon its adoption by the Board.

The above description of the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws of Mega Matrix Corp.
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mega Matrix Corp.
a Delaware corporation

By:	/s/ Yucheng Hu
Yucheng Hu, Chief Executive Officer

Dated: December 18, 2023

2